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EXHIBIT 99.1

                                 ALLIS-CHALMERS
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PRESS RELEASE
                                                        Contact: Victor M. Perez
                                                                 (713) 369-0550

FOR IMMEDIATE RELEASE

ALLIS-CHALMERS CORPORATION COMPLETES $10.5 MILLION
PRIVATE PLACEMENT

HOUSTON, August 12, 2004. Allis-Chalmers Corporation (OTC Bulletin Board: ALHS) announced that today it completed the issuance of 3,504,667 shares of common stock for $10,514,000 in a private placement. Morgan Keegan & Company, Inc. acted as placement agent for the offering. The Company will use the net proceeds of the offering for acquisitions, capital expenditures, and for general corporate purposes.

Munawar H. Hidayatallah, the Company's Chairman and Chief Executive Officer stated, "This is an important event for the company that increases our financial flexibility and will allow us to acquire additional businesses and expand our existing operations."

ABOUT ALLIS-CHALMERS CORPORATION
--------------------------------

ALLIS-CHALMERS CORPORATION PROVIDES A VARIETY OF PRODUCTS AND SERVICES TO THE OIL AND NATURAL GAS DRILLING INDUSTRY THROUGH ITS SUBSIDIARIES JENS' OILFIELD SERVICE, INC., WHICH SUPPLIES HIGHLY SPECIALIZED EQUIPMENT AND OPERATIONS TO INSTALL CASING AND PRODUCTION TUBING REQUIRED TO DRILL AND COMPLETE OIL AND GAS WELLS, STRATA DIRECTIONAL TECHNOLOGY, INC., WHICH PROVIDES DIRECTIONAL AND HORIZONTAL DRILLING SERVICES FOR SPECIFIC TARGETED RESERVOIRS THAT CANNOT BE REACHED VERTICALLY, AND ITS JOINT VENTURE, AIRCOMP LLC WHICH PROVIDES AIR DRILLING SERVICES TO NATURAL GAS EXPLORATION OPERATIONS.

FORWARD-LOOKING STATEMENTS
--------------------------

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) REGARDING ALLIS-CHALMERS CORPORATION'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS. WORDS SUCH AS EXPECTS, ANTICIPATES, INTENDS, PLANS, BELIEVES, SEEKS, ESTIMATES AND SIMILAR EXPRESSIONS OR VARIATIONS OF SUCH WORDS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.

ALTHOUGH FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE REFLECT THE GOOD FAITH JUDGMENT OF MANAGEMENT, SUCH STATEMENTS CAN ONLY BE BASED ON FACTS AND FACTORS

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CURRENTLY KNOWN TO MANAGEMENT. CONSEQUENTLY, FORWARD-LOOKING STATEMENTS ARE
INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THE RESULTS AND OUTCOMES DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES IN RESULTS AND OUTCOMES INCLUDE, BUT ARE NOT LIMITED TO, DEMAND FOR OIL AND NATURAL GAS DRILLING SERVICES IN THE AREAS AND MARKETS IN WHICH THE COMPANY OPERATES, COMPETITION, OBSOLESCENCE OF PRODUCTS AND SERVICES, THE COMPANY'S ABILITY TO OBTAIN FINANCING TO SUPPORT ITS OPERATIONS, ENVIRONMENTAL AND OTHER CASUALTY RISKS, AND THE IMPACT OF GOVERNMENT REGULATION. FURTHER INFORMATION ABOUT THE RISKS AND UNCERTAINTIES THAT MAY IMPACT THE COMPANY ARE SET FORTH IN THE COMPANY'S MOST RECENT FILINGS ON FORM 10K (INCLUDING WITHOUT LIMITATION IN THE"RISK FACTORS" SECTION) AND FORM 10-Q, AND IN THE COMPANY'S OTHER SEC FILINGS AND PUBLICLY AVAILABLE DOCUMENTS. READERS ARE URGED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT ANY EVENT OR CIRCUMSTANCE THAT MAY ARISE AFTER THE DATE OF THIS PRESS RELEASE.

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